EXHIBIT 10.2


      AMENDMENT NUMBER 4 TO RECEIVABLES PURCHASE AGREEMENT

          THIS AMENDMENT NUMBER 4, dated as of April 15, 2003 (as amended, restated or otherwise modified from time to time, the "Amendment") to the RECEIVABLES PURCHASE AGREEMENT, dated as of December 11, 1998 (the "Agreement"), is between and among
CROMPTON CORPORATION (as successor by merger to Crompton & Knowles Corporation), as the Initial Collection Agent, CROMPTON MANUFACTURING COMPANY, INC. (f/k/a Uniroyal Chemical Company, Inc.), UNIROYAL CHEMICAL EXPORT LTD., DAVIS STANDARD CORPORATION, PARATEC ELASTOMERS LLC, CROMPTON CORPORATION, CROMPTON & KNOWLES COLORS, INCORPORATED, CROMPTON SALES COMPANY, INC., CROMPTON EUROPE B.V. ("Crompton Europe") and CROMPTON B.V. ("Crompton B.V.") (each a "Seller" and collectively, the "Sellers"), CROMPTON & KNOWLES RECEIVABLES CORPORATION, a Delaware corporation ("Buyer") and ABN AMRO BANK N.V. (the "Agent").

                      W I T N E S S E T H:

          WHEREAS, certain of the Sellers listed on the signature pages hereto and the Buyer have previously entered into and are currently party to the Agreement;

          WHEREAS,  the  parties  hereto  desire  to  amend   the
Agreement in order to modify certain provisions of the Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

   SECTION 1. Defined Terms. Unless otherwise amended by the terms of this Agreement, terms used in this Amendment shall have the meanings assigned in the Agreement.

   SECTION 2.     Amendments to Agreement.

    (a) Section 1.1 Purchase and Sale provision is hereby amended in its entirety to read as follows:

          "SECTION 1.1 Purchase and Sale. Each Seller hereby sells, transfer, assigns, sets over and otherwise conveys to Buyer and Buyer hereby purchases from each Seller, at the times set forth in Section 1.2, all of such Seller's right, title and interest in, to and under:

      (a)  all Receivables of such Seller (other than Contributed
Receivables) that existed and were owing to such Seller as at the closing of such Seller's business on the Initial Cut-Off Date,

      (b) all Receivables created by such Seller (other than Contributed Receivables) that arise during the period from and including the closing of such Seller's business on the Initial Cut-Off Date to but excluding the Purchase Termination Date,

     (c)  all Related Security with respect to all Receivables
(other than Contribute Receivables) of such Seller

     (d) all Collections and other proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above (other than a Contributed Receivable) or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that a Seller or Initial Collection Anent applies in the ordinary course of its business to amounts owed in respect of any such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other Person directly or indirectly liable for payment of such Receivables, and

     (e)  all Records relating to any of the foregoing.

                As used herein, (i) "Purchased Receivables" means the items listed above in clauses (a) and (b) (ii) "Related Purchased Assets" means the items listed above in clauses (c), (d), (e), and (f), (iii) "Related Assets" means the Related Purchased Assets and the Related Contributed Assets, (iv) "Purchased Assets" means the Purchased Receivables and the Related Purchased Assets, and (v) "Specified Assets" means the Purchased Receivables, the Contributed Receivables and the Related Assets.

                Crompton Europe and Crompton B.V. are selling Receivables and Related Assets only on April 15, 2003; as such, once the Buyer has received all Collections in respect of such Receivables sold by Crompton Europe and Crompton B.V., respectively, the Buyer shall, and hereby sells, transfers, assigns sets over and conveys unto Crompton Europe and Crompton B.V., as the case may be, all right, title and interest of the Buyer in, to and under all Related Assets."

          (b)  The Regular Purchases provision of paragraph (b) of
Section 1.2 of the Agreement is hereby amended to read as follows:

                "Except for Crompton Europe and Crompton B.V. (which shall sell such Receivables and Related Assets only on April 15, 2003), and except to the extent otherwise provided in Section 8.2, after the closing of a Seller's business on the Initial Cut-Off Date until the closing of such Seller's business on the Business Day immediately preceding the Purchase Termination Date, each and every Receivable and the Related Assets of each Seller (other than Crompton Europe and Crompton B.V.) shall be sold automatically to Buyer pursuant hereto immediately (and without further action by any Person) upon the creation of such Receivable."

          (c)  The Change in Name provisions of paragraph (e) of
Section 6.3 of the Agreement is hereby amended to read as follows:

          "Such Seller will not (i) change its corporate name  or
          (ii) change the name under or by which it does business, in each case unless such Seller shall have given Buyer, the Initial Collection Agent and the Agent 30 days' prior written notice thereof and unless, prior to any change in name, such Seller shall have taken and completed all action required by Section 7.3. Except for Crompton Europe and Crompton B.V., the Seller will at all times maintain its chief executive office within a jurisdiction in the United States of America (other than in the states of Florida, Maryland and Tennessee) in which Article 9 of the UCC is in effect. Each of Crompton Europe and Crompton B.V. will at all times maintain its registered office in The Netherlands. If the Seller moves its chief executive office to a location that imposes taxes, fees or other charges to perfect the Agent's and the Purchasers' interests hereunder (as assignee of Buyer), the Seller will pay all such amounts and any other costs and expenses incurred in order to maintain the enforceability of the Transaction Documents and the interests of the Agent and the Purchasers (as assignee of Buyer) in the Receivables and Collections."

          (d)  The last sentence of Clause (o), Account Banks and
Payment Instructions Provision, of Section 5.1 is hereby amended in its entirety to read as follows:

          "Except for Crompton Europe and Crompton B.V., the Seller has not granted any interest in any Lockbox or Lockbox Account to any Person other than the Agent and, upon delivery to any Lockbox Bank of the related Lockbox Letter, the Agent will have exclusive ownership and control of the Lockbox Account at such Lockbox Bank."

          (e) A new Section 10.16 shall be added to the Agreement which shall read as follows:

          "SECTION 10.16 Judgment Currency

                (a) Each Seller's obligations hereunder to make payments in Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation
          Currency, except to the extent that such tender or recovery results in the effective receipt by the Buyer of the full amount of the Obligation Currency expressed to be payable to it under this Agreement. If for the purpose of obtaining or enforcing judgment against a Seller in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange determined, in each case, as of the day immediately preceding the Business Day on which the judgment is given (such
          Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Seller covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment
          Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

                (c) For purposes of determining any rate of exchange for purposes of this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency."

          (f) The following new defined terms are hereby added to Appendix A of the Receivables Purchase Agreement in the appropriate alphabetical order:

               "Judgment Currency" is defined in Section 10.16 of the Receivables Purchase Agreement."

                "Judgment Currency Conversion Date" is defined in
          Section 10.16 of the Receivables Purchase Agreement."

                "Obligation Currency" is defined in Section 10.16 of the Receivables Purchase Agreement."

     SECTION 3. Effectiveness of Agreement. Except as expressly amended by the terms of this Amendment, all terns and conditions of the Agreement, as amended, shall remain in full force and effect.

   SECTION 4.     Execution in Counterparts, Effectiveness.  This
Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement.

   SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED
IN ACCORDANCE W1TH THE LAWS OF THE STATE OF NEW YORK.

                       [Signatures Follow]

     IN WITNESS WHEREOF, the Initial Collection Agent, the Sellers, the Buyer and the Agent have caused this Amendment Number 4 to the Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                         CROMPTON CORPORATION (successor-in-
                         interest to CK Witco), as Initial
                         Collection Agent and as Seller

                         By:
                         Title:

                         Address:  One American Lane
                                   Greenwich, Connecticut 06831-
                                   2559

                         DAVIS STANDARD CORPORATION, as Seller

                         By:
                         Title:

                         Address:  1 Extrusion Drive
                                   Pawcatuck, Connecticut 06379

                         CROMPTON SALES COMPANY, INC., as Seller

                         By:
                         Title:

                         Address:  One American Lane
                                   Greenwich, Connecticut 06831-
                                   2559


                         CROMPTON EUROPE B.V., as Seller

                         By:
                         Title:

                         Address:  Ankerweg, 18
                                   1041AT Amsterdam, The
                                   Netherlands


                         CROMPTON B.V., as Seller

                         By:
                         Title:

                         Address:  Spaarndamseweg, 466
                                   P.O. Box 577
                                   2003RN Haarlem, The
                                   Netherlands



                         CROMPTON & KNOWLES RECEIVABLES
                         CORPORATION, as the Buyer

                         By:
                         Title:

                         Address:  Benson Road
                                   Middlebury, Connecticut 06749

                         ABN AMRO BANK N.V., as Agent

                         By:
                         Title:

                         By:
                         Title:

                         Address:  Structured Finance, Asset
                         Securitization
                                   135 South LaSalle Street
                                   Chicago, Illinois 6-674-9135
                                   Attention: Administrator-
                                   Amsterdam
                                   Telephone:(312) 904-6263
                                   Telecopy: (312) 904-6376